FIRST AMENDMENT (this "Amendment") dated as of May 12, 1997, to the Master Credit Support Agreement dated as of December 3, 1996 (the "Credit Agreement"), between GENESIS CRUDE OIL, L.P., a Delaware limited partnership ("Genesis OLP"), and SALOMON INC, a Delaware corporation ("Salomon").





A. Genesis OLP and Salomon are parties to the Credit Agreement, pursuant to which Salomon has agreed to extend credit to Genesis OLP, subject to the terms and conditions set forth therein. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Credit Agreement.

B. Basis Petroleum, Inc., a Texas corporation ("Basis"), has assigned all of its rights, title and interests to Salomon, and Salomon has assumed all of Basis' obligations, under the Credit Agreement. To make certain conforming changes in connection with such assignment and assumption, and certain other changes requested by Genesis OLP, the parties hereto desire to amend the Credit Agreement as provided herein, subject to the terms and conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. (a) References to Basis. The Credit Agreement is hereby amended as follows:

(i) all references to Basis in its capacity as Agent under the Credit Agreement shall be amended to refer instead to Salomon Brothers Holding Company Inc; and

(ii) all other references to Basis in the Credit Agreement shall be amended to refer instead to Salomon.

(b) Appointment of Agent. Salomon hereby revokes the appointment of Basis as Agent, and appoints Salomon Brothers Holding Company Inc as Agent from and after the date of this Amendment.

SECTION 2. Amendments to Section 1.1. The following amendments are made to the definitions contained in Section 1.1 of the Credit Agreement:

(i) The definition of "Receivable and Payable Report" is hereby amended to read as follows:

"Receivable and Payable Report" shall mean a report itemizing in reasonable detail the crude oil accounts receivable and payable of Genesis OLP as of the Payment Day (as defined in Section 2.3(a) of this Agreement) for the month such report is delivered as well as the total amount of royalties payable by check on such Payment Day.

(ii) The definition of "Working Capital Facility Maturity Date" is hereby amended to read as follows:

"Working Capital Facility Maturity Date" shall mean August 31, 1997.

SECTION 3. Amendments to Section 3.1. (a) Section 3.1(a) is hereby amended to substitute $100,000 for $250,000 and to substitute 12:00 p.m. for 10:00 a.m.

(b)  Section 3.1(b) is hereby amended to substitute 12:00 p.m. for 10:00 a.m.

SECTION 4. Amendment to Section 6.5(c). Section 6.5(c) is hereby amended in its entirety to read as follows:

(c) Borrowing Base Reports. As soon as possible, and in any event within five Business Days after the end of each month, a Borrowing Base Certificate as of the last day of such preceding month, setting forth on an itemized basis a good faith estimate of the Borrowing Base, and, as soon as possible, and in any event by the Scheduling Day (as defined in Section 2.3(a) of this Agreement), a Receivable and Payable Report, together with such other supporting documentation and additional reports with respect to the Borrowing Base as the Agent shall reasonably request; provided, however, that Genesis OLP shall provide the information required by this paragraph (c) as often as may be reasonably requested by Salomon Inc or the Agent if (i) a Default or Event of Default has occurred and is continuing or (ii) Salomon Inc or the Agent otherwise determines that a material adverse change has occurred with respect to the Loan Parties, their management practices or the Collateral.

SECTION 5. Representations and Warranties. Genesis OLP hereby represents and warrants to Salomon, on and as of the date hereof, that:

(a) This Amendment has been duly authorized, executed and delivered by Genesis OLP, and each of this Amendment and the Credit Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of Genesis OLP, enforceable in accordance with its terms.

(b) The representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof, and will be true and correct after giving effect to this Amendment.

(c) No Default or Event of Default has occurred and is continuing, or will have occurred or be continuing after giving effect to this Amendment.

SECTION 6. Miscellaneous. (a) THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

(b) This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which, when taken together, shall constitute but one instrument.

(c) Except as specifically amended or modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Credit Agreement as amended hereby.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first written above.

SALOMON INC,


By:  /s/ Thomas W. Jasper
     ---------------------
Name:  Thomas W. Jasper
Title:  Treasurer


GENESIS CRUDE OIL, L.P., by GENESIS ENERGY, L.L.C., its operating general partner,


By:  /s/ Allyn R. Skelton, II
     ------------------------
Name:  Allyn R. Skelton, II
Title:  Chief Financial Officer